[LETTERHEAD]



                                      December 17, 1999



Money Business, Inc.
(d/b/a the "The Under Ground Shopper")
1508 East Beltline Road
Carrollton, Texas  75006

     Re:   Engagement of Money Business, Inc. ("MBI")

Ladies and Gentlemen:

     This letter shall confirm our agreement and summarize the terms of the engagement of MBI by Rhino Enterprises Group, Inc. ("Rhino") to utilize the services of MBI for the benefit of Rhino and/or its assigns under the terms and conditions contained herein.

     In this regard, Rhino hereby agrees to purchase MBI's advertising/marketing services on a retail basis in the amount of $800,000.00 for the benefit of Rhino and/or its assigns. Each agrees that the periodic invoices for the actual advertising/ marketing time utilized by Rhino and/or its assigns shall be billed directly to Rhino on a monthly basis, under MBI's standard commercial terms of net/30 days. The specific mix of advertising and marketing services to be provided by MBI to Rhino and/or its assigns shall be determined by Rhino and/or its assigns, with MBI using its reasonable best efforts to comply with both the timing and the type of services requested by Rhino and/or its assigns.

     If you agree with the terms and conditions set forth herein, please indicate your acceptance by signing and dating this letter as shown below.

                               Sincerely,

                               RHINO ENTERPRISES GROUP, INC.,
                               a Nevada corporation


                               By: /s/ ROBERT W. MOEHLER
                               ----------------------------------
                               Robert W. Moehler, President

Agreed and accepted this 17th day of December, 1999.

MONEY BUSINESS, INC.,
d/b/a THE UNDERGROUND SHOPPER,
a Texas corporation



By: /s/ JERRY SCHRAEDER
---------------------------
Jerry Schraeder, President